SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2006
THE SPORTSMAN’S GUIDE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-15767	41-1293081

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

411 Farwell Avenue, South St. Paul, Minnesota		55075

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 451-3030
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 5.01 Changes in Control of Registrant.
Acquisition of the Company
     On August 30, 2006, VLP Corporation (“VLP”), a wholly owned subsidiary of Redcats USA, Inc., completed the acquisition of The Sportsman’s Guide, Inc. (the “Company”) pursuant to an Agreement and Plan of Merger dated as of May 4, 2006 (the “Merger Agreement”) among VLP, Panther Subcorp, Inc., a wholly owned subsidiary of VLP (“Subcorp”) and the Company. Pursuant to the Merger Agreement, Subcorp was merged with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of VLP (the “Merger”), and each outstanding share of common stock of the Company was converted into the right to receive $31.00 in cash. In addition, each outstanding option to purchase shares of the Company’s common stock granted pursuant to the Company’s stock incentive plans was cancelled and the holder of the option became entitled to receive cash in an amount by which $31.00 exceeded the exercise price of the option. The total amount of consideration to be paid in the Merger is approximately $265 million.
     VLP used borrowings under intercompany lines of credit to finance the acquisition. The Company used borrowings under a revolving credit agreement with Redcats S.A. to finance payment for cancelled stock options.
     Shareholders of the Company approved the Merger Agreement at a special meeting of shareholders held on August 25, 2006. A total of 5,621,690 shares, or 76.6% of the Company’s outstanding common stock and 98.7% of the votes cast, voted to approve the Merger.
     The description of the Merger and the other transactions and agreements contemplated by the Merger Agreement contained in the Company’s current report on Form 8-K filed on May 8, 2006, and the Company’s definitive proxy statement on Schedule 14A dated July 26, 2006 and filed on July 28, 2006, as supplemented by the Company’s current report on Form 8-K filed on August 15, 2006, are incorporated herein by reference.
Amended and Restated Credit Agreement
     On August 29, 2006, in connection with the completion of the Merger, the Company entered into an Amended and Restated Credit Agreement with Wells Fargo Bank, National Association. The Amended and Restated Credit Agreement (the “Amended Credit Agreement”) amends and restates the Company’s prior Credit Agreement with Wells Fargo Bank dated June 29, 2004.
     The Amended Credit Agreement provides a revolving line of credit up to $15 million expiring March 15, 2007. Borrowings under the Amended Credit Agreement may be used for working capital and letters of credit and may not exceed a borrowing base of 75% of eligible accounts receivable plus 40% of eligible inventory. Letters of credit may not exceed $10 million at any time. Borrowings bear interest at the bank’s base rate less 0.75% or, at the Company’s option, fixed term LIBOR plus 1.75%. The Amended Credit Agreement is collateralized by substantially all of the Company’s assets. At August 29, 2006, the Company had no borrowings and $2.1 million in letters of credit outstanding under the Amended Credit Agreement.
     The Amended Credit Agreement includes several financial covenants, including (i) current ratio not less than 1 to 1, (ii) tangible net worth not less than $5 million and (iii) quarterly income before taxes not less than $1 million. The Amended Credit Agreement places limitations on capital expenditures, lease expenditures, other indebtedness, mergers, acquisitions, sales of assets, guaranties, loans, dividends and distributions. The Amended Credit Agreement contains customary default provisions including failure to pay any amounts when due, default in the performance or compliance with other provisions of the loan documents, default in any other debt obligation, insolvency, bankruptcy, change in ownership or actions prohibited under subordination agreements.
     The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to the Amended Credit Agreement which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
Revolving Credit Agreement
     Effective August 28, 2006, in connection with the completion of the Merger, the Company entered into a Revolving Credit Agreement with Redcats S.A., the parent corporation of Redcats USA, Inc. The Revolving Credit Agreement provides a revolving line of credit up to $40 million expiring December 31, 2009. Initial borrowings of $40 million under the Revolving Credit Agreement were used to fund payment to holders of cancelled stock options in the Merger and for working capital. Borrowings bear interest at fixed term LIBOR plus 1.35% and are subordinated to repayment in full of any borrowings under the Amended Credit Agreement with Wells Fargo Bank. The Revolving Credit Agreement contains no financial covenants and includes customary default provisions.
     The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the Revolving Credit Agreement and Subordination Agreement which are filed as Exhibits 10.2 and 10.3, respectively, to this report and are incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 30, 2006, in connection with the completion of the Merger, the Company notified the NASDAQ Stock Market that the Company had been acquired by VLP in the Merger and requested that the Company’s common stock, par value $.01 per share, be delisted as of the close of business on August 30, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 30, 2006, in connection with the Merger, each of Gregory R. Binkley, Charles B. Lingen, William T. Sena, Gary Olen, Jay A. Leitch, Darold D. Rath and Ronald G. Olson resigned from the Board of Directors of the Company. Following these resignations, Eric Faintreny, Thierry Falque-Pierrotin, Frederick William Oakes, Bernard Ansart and Olivier Marzloff, the directors of Subcorp immediately prior to the Merger, were elected to the Board of Directors of the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 30, 2006, upon completion of the Merger, the Amended and Restated Articles of Incorporation of the Company were amended. The Articles of Incorporation of Subcorp in effect immediately prior to the Merger became the Articles of Incorporation of the Company after the Merger, except that the name of the Company as the surviving corporation continues to be “The Sportsman’s Guide, Inc.”
     The Articles of Incorporation of the Company as amended following completion of the Merger are filed as Exhibit 3.1 to this report and are incorporated herein by reference.
Item 8.01 Other Events.
     On August 31, 2006, the Company and Redcats Group issued a joint press release announcing completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
3.1	Amended and Restated Articles of Incorporation of The Sportsman’s Guide, Inc.

10.1	Amended and Restated Credit Agreement dated as of August 29, 2006 between The Sportsman’s Guide, Inc. and Wells Fargo Bank, National Association

10.2	Revolving Credit Agreement dated as of August 25, 2006 between Redcats S.A. and The Sportsman’s Guide, Inc.

10.3	Subordination Agreement dated August 29, 2006 by Redcats S.A.

99.1	Press release dated August 31, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPORTSMAN’S GUIDE, INC.
Date: August 31, 2006	By:	/s/ CHARLES B. LINGEN
		Name:	Charles B. Lingen
		Title:	Executive Vice President of Finance and Administration and Chief Financial Officer

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